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                                 EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

1.   Parties.
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     The parties to this Employment Agreement (the "Agreement") effective as of
     October 1, 2001 are as follows:

     1.1  Eric R. Garen ("Executive"); and

     1.2  Learning Tree International, Inc., (the "Company")

2.   Employment and Duties.
     ----------------------

     Executive is hereby employed as the President of the Company. Executive shall report directly to the Board of Directors (the "Board") and Executive shall perform such executive duties and functions as shall be specified from time to time by the Board consistent with Executive's position as President of the Company including such duties as are customarily performed by a president of a corporation. Executive hereby accepts such employment and agrees to perform the services contemplated herein faithfully, diligently, to the best of Executive's ability and in the best interests of the Company. Executive's principal place of employment and the Company's principal place of business will be in Los Angeles, California.

3.   Term of Agreement.
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     The term of this Agreement shall commence on October 1, 2001 and, unless earlier terminated pursuant to the provisions of Section 5, shall continue until September 30, 2002. The Executive shall have the option of extending this Agreement for additional periods of up to three years each upon written notice to the Company on or before the expiration of the period then in effect. As used in the Agreement, "Term" shall refer to the initial and any subsequent periods during which this Agreement is in effect.

4.   Compensation and Other Benefits.
     --------------------------------

     The Company shall provide the following compensation and other benefits to Executive during the Term as compensation for the performance by Executive of his obligations under this Agreement:

     4.1  Base Salary. The Company shall pay to Executive an annual base salary
          -----------
          as the Compensation Committee of the Board, in its sole discretion, from time to time may determine, payable in approximately equal periodic installments pursuant to the general policy of the Company from time to time, but not less frequently than monthly.
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     4.2  Incentive Plan.  In addition to the Base Salary, Executive shall be
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          entitled to participate in an incentive plan for each year of the Term with "on-target" incentive payment in an amount as the Compensation Committee of the Board, in its sole discretion, may determine annually. The plan shall specify the Incentive Payment based on the degree of achievement of certain performance goals. The Incentive Payment, if any, shall be paid in monthly installments consisting of the pro rata portion of the aggregate incentive amount then earned by Executive up to an aggregate of 80 percent of the then earned aggregate incentive amount; and the remainder of the Incentive
          Payment, if any, shall be paid within forty-five (45) days after the end of the Company's fiscal year.

     4.3  Employee Benefit Plans. During the Term, Executive shall be entitled
          ----------------------
          to participate in such pension, welfare, and medical and life insurance plans and programs as are maintained by the Company from time to time for the general benefit of its executive employees (with respect to each of the foregoing, a "Plan" and collectively, the "Plans").

     4.4  Fringe Benefits. Executive shall be entitled to such fringe benefits
          ---------------
          and perquisites ("Fringe Benefits") as are generally made available to executives of the Company pursuant to Company policy or which are normal to Executive's position, and such other fringe benefits as may be determined by the Board during the Term.

5.   Termination of Employment.
     -------------------------

     5.1  Termination for Cause.
          ---------------------

          5.1.1  Entitlements Upon Termination for Cause. The Company shall have
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                 the right to terminate Executive's employment prior to the expiration of the Term for "Cause," as defined in subsection
                 5.1.2. If Executive's employment is so terminated, Executive shall be entitled to receive (i) payment of the pro rata portion of the Executive's then current Base Salary through and including the date of termination, plus a pro rata portion of Executive's Incentive Payment for the current year and (ii) payment for all accrued and unused vacation time existing as of the date of termination as reflected in the Company's personnel records, payment of which will be made at a rate calculated in accordance with Executive's then current Base Salary. Executive shall not be eligible to receive Base Salary, Incentive Payment, or to participate in any Plans or to receive any Fringe Benefits with respect to future periods after the date of such termination, except for the right to receive benefits under any Plan in which Executive participates in accordance with the terms of such Plan, provided that nothing in this subsection shall
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                 require the Company to make any contribution or payment to any such Plan after termination of Executive's employment.

          5.1.2  Cause Defined. For the purposes of this Agreement, "Cause"
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                 shall mean: (a) Executive's continual and material failure or refusal (whether intentional, reckless or negligent) to perform his duties under this Agreement; (b) a material breach by Executive of his fiduciary duties to the Company; or (c) Executive's conviction of or plea of guilty or plea of nolo contendere to a crime involving dishonestly or moral turpitude.

          5.1.3  Termination Date; Notice. If acts giving rise to the Company's
                 ------------------------
                 right to terminate under subsection 5.1 exist, Company shall provide specific details of such acts in a written notice of termination delivered by Company to Executive and Executive shall have a reasonable period of time (not less than thirty
                 (30) days and not more than sixty (60) days) to cure such acts. If Executive fails to cure within such period, Executive shall be terminated effective the date written notice of failure to cure is given. Notwithstanding the foregoing, if such acts involve fraudulent conduct or moral turpitude, no opportunity to cure shall exist and the date of termination of employment by the Company under subsection 5.1 shall be the date set forth in the written notice of termination delivered by the Company to Executive, unless no such date is specified in such notice, in which case the date of termination shall be the date of receipt by Executive of written notice of termination and such notice shall provide specific details of the fraudulent conduct and/or moral turpitude.

     5.2  Death.  If Executive dies prior to the expiration of the Term, his
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          beneficiary or estate shall be entitled to receive such amount of the then current Base Salary, Incentive Payment and other compensation and disbursement of benefits as would have been payable to Executive under a termination for Cause under subsection 5.1 as of the date of death. Executive's beneficiary or estate shall also be entitled to receive such amounts, if any, as are payable to Executive under any applicable insurance policies.

     5.3  Disability. If Executive becomes Permanently Disabled (as defined
          ----------
          below) prior to the expiration of the Term, this Agreement may be terminated by agreement of the majority of the Board of Directors as of the date of such disability. In the event of such termination, Executive shall be entitled to receive such amounts of Base Salary, Incentive Payment and other compensation and disbursement of benefits as would have been payable to Executive under a termination for Cause under subsection 5.1 as of the date on which Executive became Permanently Disabled as defined below. Executive shall also be entitled to receive such amounts, if any, as are
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          payable to Executive under any applicable insurance policies. For the purposes of this subsection, "Permanently Disabled" shall mean the incapacity of Executive due to illness, accident, or other incapacity to perform his duties for a period of one hundred and eighty (180) consecutive days as determined by the Board.

     5.4  Termination of Relationship.  In the event of the termination of the
          ---------------------------
          employment relationship between the Company and Executive, Executive shall be deemed to have resigned any and all positions then held by Executive including, without limitation, officerships or governing body memberships in the Company and/or the subsidiary corporations of the Company, if any.

6.   Ownership of Intellectual Property; Nondisclosure.
     -------------------------------------------------

     6.1  Intellectual Property.  Executive agrees that all writings produced by
          ----------------------
          Executive under this Agreement are works done for hire and shall be the sole property of the Company and the Company shall have the exclusive right to copyright such writings in any country or countries.

          The Executive shall disclose promptly to the Company all ideas, inventions, discoveries and improvements, whether or not patentable, relative to the field of work set forth in the "Employment and Duties" section of this Agreement and conceived or first reduced to practice by him in connection with his work under effect. Executive agrees that all such ideas, inventions, discoveries and improvements including but not limited to papers, books and publications, shall become the sole and absolute property of the Company and that the Executive will at any time at the request and expense of the Company execute any and all papers, and do whatever is reasonably required to insure that the Company shall obtain title to such ideas, inventions, discoveries and improvements.

     6.2  Nondisclosure. The Executive, during the term of this Agreement, will
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          have access to and become acquainted with various trade secrets, consisting of books, records, compilations of information, processes, teaching methods and techniques, devices, secret inventions, and specifications, which are owned by the Company and which are regularly used in the operation of the business of the Company. The Executive shall not, directly or indirectly, disclose any of the aforesaid trade secrets or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment with the Company. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall remain the exclusive property of the Company.
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          For a period of two (2) years immediately following the termination of this Agreement, Executive shall not, either directly or indirectly, make known to any person, firm or corporation or use (1) the names or addresses of any of the customers of the Company or any other information pertaining to them, or (2) the contents of any mailing list or other list relating to the customers or potential customers of the Company prepared or used by the Company during or prior to the term of this Agreement, whether or not such information or lists are considered trade secrets by the Company.

     6.3  Equitable Relief.  Executive acknowledges that the covenants contained
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          in this Section 6 hereof are reasonable and necessary to protect the legitimate interests of the Company, that any breach or threatened breach of such covenants will result in irreparable injury to the Company, and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, Executive agrees that the Company shall, in addition to any other rights or remedies it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Executive from any breach or threatened breach of such covenants.

7.   Non-competition.
     ----------------

     7.1  Covenant Not to Compete.  During the term of this Agreement, Executive
          -----------------------
          will not, directly or indirectly, engage in or assist any activity that is the same as, similar to, or competitive with the business of the Company, including, without limitation, whether such engagement or assistance as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than three percent (3%) of the outstanding capital stock of a publicly-traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, in any counties, parishes or provinces in which the Company has done or is doing business.

     7.2  Covenant Not to Solicit Employees.  For a period of two (2) years
          ---------------------------------
          immediately following the termination of this Agreement, Executive shall not, either directly or indirectly (i) induce or attempt to induce any person then engaged or employed (whether part-time or full-
          time) by the Company or any affiliate or transferee of the Company, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or any affiliate or transferee of the Company or to cease providing or otherwise alter the services then provided to the Company, the affiliate or the transferee, or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of a business that is the same as, similar to or in competition with that of the Company.
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     7.3  Equitable Relief.  Executive acknowledges that the covenants contained
          ----------------
          in this Section 7 hereof are reasonable and necessary to protect the legitimate interests of the Company, that any breach or threatened breach of such covenants will result in irreparable injury to the Company, and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, Executive agrees that the Company shall, in addition to any other rights or remedies it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Executive from any breach or threatened breach of such covenants.

8.   Assignment.
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     This Agreement shall inure to the benefit of the Company's successors, assigns, grantees and its associated, affiliated, subsidiary and parent companies as may now or hereafter exist. This Agreement shall be binding on Executive, his heirs, executors or administrators, and legal representatives but shall not be assignable by Executive and the obligations of Executive may not be delegated.

9.   Severability.
     ------------

     In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provisions or portions of this Agreement shall remain in full force and effect.

10.  Notices.
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     Any notice, request, demand, or other communication required or permitted to be given under this Agreement shall be sufficient if in writing and delivered personally or sent by certified or registered mail to the Company at its principal executive offices and to Executive at his residence as shown on the records of the Company.

11.  No Third-Party Benefits.
     -----------------------

     None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

12.  Amendment; Waiver.
     -----------------

     This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both Executive and the Company. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
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13.  Dispute Resolution.
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     The exclusive remedy for resolving any dispute (which Executive and Company are unable to resolve) arising out of, or relating to, this Agreement or Executive's employment relationship with the Company including, without limitation, the termination thereof, regardless of its nature, will be arbitration in accordance with the rules of the American Arbitration Association (the "AAA"). If the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of seven arbitrators designated by the AAA; four shall be retired judges of the Superior or Appellate Courts resident in Los Angeles or Orange
     Counties, California. This agreement to resolve any disputes arising out of Executive's employment or the termination of his employment by binding arbitration shall extend to claims against any parent of the Company, any brother-sister company, subsidiary or affiliates of the Company, and officers, directors, employees, or agents of the Company or any of the above and shall apply as well to claims arising out of state and federal statutes and local ordinances as wells as claims arising under the common law.

14.  Applicable Law.
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     This Agreement, Executive's employment relationship with the Company, and any and all matters or claims arising out of or related to this Agreement or Executive's employment relationship with the Company, shall be governed by, and construed in accordance with, the laws of the State of California regardless of the choice of laws provisions of California or any other jurisdiction.

15.  Supersedes Previous Agreements.
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     This Agreement constitutes the entire agreement and understanding between the parties to this Agreement and supersedes all prior and contemporaneous negotiations and understandings between the parties whether oral or written, expressed or implied.

16.  Counterparts.
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     This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17.  Headings.
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     The headings of sections and subsections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
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18.  Attorneys' Fees.
     ---------------

     In the event of any dispute or controversy arising out of this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable costs, including court and arbitration costs and attorneys' fees and costs.

     IN WITNESS WHEROF, the Company has caused its duly authorized representative to execute, and Executive has executed, this Agreement as of the date first above written.

                                   LEARNING TREE INTERNATIONAL, INC.


                                   By: ______________________________________
                                             Dr. David C. Collins,
                                             Chief Executive Officer





                                   __________________________________________
                                             Eric R. Garen